As filed with the Securities and Exchange Commission on May 15, 2006
Registration No. 333-•

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BECTON, DICKINSON AND COMPANY
(Exact Name of Registrant as Specified in Its Charter)

New Jersey	22-0760120
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1 Becton Drive
Franklin Lakes, New Jersey 07417-1880
(201) 847-6800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey S. Sherman, Esq.
Vice President and General Counsel
Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, New Jersey 07417-1880
(201) 847-6800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Sarah E. Beshar, Esq.
Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities Warrants to purchase Common Stock and Debt Securities Common Stock Purchase Contracts Units	(1)	(1)	(1)	(1)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r), except $52,585, which was previously paid in connection with the Registration Statement of Form S-3 (No. 333-104019) filed by the Registrant on March 25, 2003. Pursuant to Rule 457(p) under the Securities Act, the unutilized filing fee of $28,045 previously paid may be applied to the filing fee payable pursuant to this Registration Statement.

PROSPECTUS

BECTON, DICKINSON AND COMPANY

COMMON STOCK
DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS

We may offer from time to time common stock, debt securities, warrants, purchase contracts or units that may include any of these securities or securities of other entities. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2006

     You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “BD”, “we,” “us,” and “our” refer to Becton, Dickinson and Company.

BECTON, DICKINSON AND COMPANY

     Becton, Dickinson and Company was incorporated under the laws of the State of New Jersey in November 1906, as successor to a New York business started in 1897.

     We are a medical technology company engaged principally in the manufacture and sale of a broad range of medical supplies, devices, laboratory equipment and diagnostic products used by healthcare institutions, life science researchers, clinical laboratories, industry and the general public. Our operations consist of three worldwide business segments:

     BD Medical,

     BD Diagnostics, and

     BD Biosciences.

     BD Medical produces a broad array of medical devices that are used in a wide range of healthcare settings. They include many safety-engineered injection, infusion and surgery products. The primary markets served by BD Medical are hospitals and clinics; physicians’ office practices; consumers and retail pharmacies; public health agencies; pharmaceutical companies; and healthcare workers. BD Medical’s principal product lines include needles, syringes and catheters for medication delivery; insulin injection devices and blood glucose monitors for the treatment of diabetes; prefillable drug delivery devices provided to pharmaceutical companies and sold to end-users as drug/device combinations; surgical blades and regional anesthesia needles; critical care monitoring devices; ophthalmic surgery devices; sharps disposal containers; and home healthcare products such as ACE® brand elastic bandages.

     BD Diagnostics provides products for the safe collection and transport of diagnostic specimens, and instrumentation for analysis for a broad range of microbiology and infectious disease testing. BD Diagnostics serves hospitals, laboratories and clinics; reference laboratories; blood banks; healthcare workers; patients; physicians’ office practices; and industrial microbiology laboratories. BD Diagnostics’ principal products and services are integrated systems for evacuated blood collection; an extensive line of safety-engineered specimen collection products and systems; plated media; automated blood culturing; molecular testing systems for sexually transmitted diseases; microorganism identification and drug susceptibility systems; and rapid manual testing products.

     BD Biosciences produces research and clinical tools that facilitate the study of cells, and the components of cells, to gain a better understanding of normal and disease processes. That information is used to aid the discovery and development of new drugs and vaccines, and to improve the diagnosis and management of diseases. The primary markets served by BD Biosciences are research and clinical laboratories; hospitals and transplant centers; blood banks; and biotechnology and pharmaceutical companies. BD Biosciences’ principal product lines include fluorescence activated cell sorters and analyzers; cell imaging systems, monoclonal antibodies and kits; reagent systems for life sciences research; tools to aid in drug discovery and growth of tissue and cells; and diagnostic assays.

     Our products are manufactured and sold worldwide. Our operations outside the United States are conducted in Canada and in five geographic regions: Europe (including the Middle East and Africa); Japan; Asia Pacific (which includes Australia and all of Asia except Japan); South Latin America (which includes Brazil); and North Latin America (which includes Mexico). The principal products sold by BD outside of the United States are hypodermic needles and syringes, insulin syringes and pen needles, diagnostic systems, BD Vacutainer™ brand blood collection products, BD Hypak™ brand prefillable syringe systems, infusion therapy products, flow cytometry analyzers and sorters, and disposable laboratory products. BD has manufacturing operations outside the United States in Brazil, China, France, Germany, India, Ireland, Japan, Korea, Mexico, Pakistan, Singapore, Spain, Sweden and the United Kingdom.

     We market our products and services in the United States and internationally through sales representatives and independent distribution channels, as well as directly to end-users.

     Our principal executive offices are located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, and our telephone number is (201) 847-6800. We maintain a website at www.bd.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

About this Prospectus

     This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, all filings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial registration statement and prior to the effectiveness of the registration statement, and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus:

(a)	Current Reports on Form 8-K dated November 3, 2005 (information filed under Item 8.01 only); November 28, 2005 (information filed under Items 1.01 and 5.03 only); February 6, 2006; February 17, 2006 (information filed under Item 5.03 only); and March 29, 2006;

(b)	Quarterly Reports on Form 10-Q dated February 8, 2006 and May 9, 2006;

(c)	Annual Report on Form 10-K for the year ended September 30, 2005; and

(d)	The description of our common stock, par value $1.00 per share contained in a registration statement under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     You may request a copy of these filings at no cost, by writing or telephoning the office of Secretary, Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone (201) 847-6800.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

     We may from time to time make certain forward-looking statements, both written and oral, including statements contained in this prospectus and other filings with the SEC. Forward-looking statements may be identified by the use of words like “plan,” “expect,” “believe,” “intend,” “will,” “anticipate,” “estimate” and other words of similar meaning in conjunction with, among other things, discussions of future operations and financial performance, as well as our strategy for growth, product development, regulatory approvals, market position and expenditures. All statements which address operating performance or events or developments that we expect or anticipate will occur in the future – including statements relating to volume growth, sales and earnings per share growth, gross profit margins, various expenditures and statements expressing views about future operating results – are forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Act”).

     Forward-looking statements are based on current expectations of future events. The forward-looking statements are and will be based on management’s then-current views and assumptions regarding future events and operating performance, and speak only as of their dates. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events and developments or otherwise.

     The following are some important factors that could cause our actual results to differ from our expectations in any forward-looking statements.

  Regional, national and foreign economic factors, including inflation and fluctuations in interest rates and foreign currency exchange rates and the potential effect of such fluctuations on revenues, expenses and resulting margins.

  We operate in a highly competitive environment. New product introductions by our current or future competitors could adversely affect our ability to compete in a global market. Patents attained by competitors, particularly as patents on our products expire, may also adversely impact our competitive position.

  Recently, the U.S. Food and Drug Administration (“FDA”) and European authorities have approved a new inhaled form of insulin for adults, which could adversely impact sales of our insulin injection devices.

  Changes in domestic and foreign healthcare industry practices and regulations resulting in increased pricing pressures, including the continued consolidation among healthcare providers; trends toward managed care and healthcare cost containment and government laws and regulations relating to sales and promotion, reimbursement and pricing generally.

  The effects, if any, of governmental and media activities relating to U.S. Congressional hearings regarding the business practices of group purchasing organizations, which negotiate product prices on behalf of their member hospitals with BD and other suppliers.

  Fluctuations in energy costs and their effect on, among other things, the costs of producing our products.

  Fluctuations in the cost and availability of raw materials (particularly the cost of resin, as a result of the increase in world oil prices) and the ability to maintain favorable supplier arrangements and relationships (particularly with respect to sole-source suppliers) and the potential adverse effects of any disruption in the availability of such raw materials.

  Our ability to obtain the anticipated benefits of any restructuring programs that we may undertake.

  Adoption of or changes in government laws and regulations affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxation, environmental matters, sales practices, price controls, licensing and regulatory approval of new products, or changes in enforcement practices with respect to any such laws and regulations.

  Fluctuations in U.S. and international governmental funding and policies for life science research.

  Difficulties inherent in product development, including the potential inability to successfully continue technological innovation, compete clinical trials, obtain regulatory approvals in the United States and abroad, or gain and maintain market approval of products, as well as the possibility of encountering infringement claims by competitors with respect to patent or other intellectual property rights, all of which can preclude or delay commercialization of a product.

  Pending and potential litigation or other proceedings adverse to BD, including antitrust claims, product liability claims and patent infringement claims, as well as other risks and uncertainties detailed from time to time in our SEC filings.

  The effects, if any, of adverse media exposure or other publicity regarding BD’s business or operations.

  Our ability to achieve earnings forecasts, which are generated based on projected volumes and sales of many product types, some of which are more profitable than others. There can be no assurance that we will achieve the projected level or mix of product sales.

  The effect of market fluctuations on the value of assets in BD’s pension plans and the possibility that BD may need to make additional contributions to the plans as a result of any decline in the value of those assets.

  Our ability to effect infrastructure enhancements and incorporate new systems technologies into our operations.

  Product efficacy or safety concerns resulting in product recalls, regulatory action on the part of the FDA (or foreign counterparts) or declining sales.

  Economic and political conditions in international markets, including civil unrest, governmental changes and restrictions on the ability to transfer capital across borders.

  The effects of natural disasters, including hurricanes or pandemic diseases, on our ability to manufacture our products, particularly where production of a product line is concentrated in one or more plants, or on our ability to source components from suppliers that are needed for such manufacturing.

  Our ability to penetrate developing and emerging markets, which also depends on economic and political conditions, and how well we are able to acquire or form strategic business alliances with local companies and make necessary infrastructure enhancements to production facilities, distribution networks, sales equipment and technology.

  The impact of business combinations, including acquisitions and divestitures, both internally for BD and externally, in the healthcare industry.

  Issuance of new or revised accounting standards by the Financial Accounting Standards Board or the SEC.

The foregoing list sets forth many, but not all, of the factors that could impact our ability to achieve results described in any forward-looking statements. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties.

DESCRIPTION OF COMMON STOCK

General

     We have 640,000,000 shares of authorized common stock, $1.00 par value per share, of which 247,317,640 shares were outstanding as of March 31, 2006. We also have 500,000 shares of authorized preferred stock, $1.00 par value per share, but none were outstanding as of March 31, 2006.

     Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and preferences of any class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets. We will pay dividends on our common stock only if we have paid or provided for dividends on any outstanding series of preferred stock for all prior periods.

     Our preferred stock, upon issuance, may have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock may also have such other preferences as may be fixed by our board of directors.

     Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to any class or series of preferred stock that the board of directors may hereafter authorize. Shares of our common stock are not redeemable and have no subscription, conversion or preemptive rights.

     We currently have the following provisions in our certificate of incorporation which could be considered “anti-takeover” provisions:

  an article providing for a classified board of directors divided into three classes, as nearly equal in number as possible, one of which is elected at each annual meeting of stockholders; and

  an article requiring the affirmative vote of 80% of the outstanding shares entitled to vote (voting together as a single class) for certain merger and asset sale transactions with any interested shareholder (generally, a 10% or greater shareholder).

     Our certificate of incorporation and bylaws also deny stockholders the right to call a special meeting of stockholders. Our certificate of incorporation and bylaws provide that only the board of directors may call special meetings of the stockholders.

These provisions may have the effect of delaying, deferring or preventing a change in control.

     Our common stock is listed on the New York Stock Exchange. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Anti-Takeover Effects of the New Jersey Shareholders Protection Act

     We are subject to the provisions of Section 14A-10A of the New Jersey Business Corporation Act, which is known as the “New Jersey Shareholders Protection Act.” Under the New Jersey Shareholders Protection Act, we are prohibited from engaging in any “business combination” with any “interested shareholder” for a period of five years following the time at which that shareholder becomes an “interested shareholder” unless the business combination is approved by our board of directors before that shareholder became an “interested shareholder.” Covered business combinations include certain mergers, dispositions of assets or shares and recapitalizations.

     An “interested shareholder” is

  any person that directly or indirectly beneficially owns 10% or more of the voting power of our outstanding voting stock; or

  any of our affiliates or associates (as those terms are defined in the New Jersey Shareholders Protection Act) that directly or indirectly beneficially owned 10% or more of the voting power of our then-outstanding stock at any time within a five-year period immediately prior to the date in question.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Computershare Shareholder Services, N.A.

DESCRIPTION OF DEBT SECURITIES

     The following description sets forth general terms and provisions of the debt securities we may offer. The prospectus supplement will describe the particular terms of the debt securities being offered and the extent to which these general provisions may apply to those debt securities.

     The debt securities will be issued under the indenture, dated March 1, 1997, between us and JPMorgan Chase Bank, as trustee. A copy of the indenture is filed with the SEC as an exhibit to the registration statement relating to this prospectus and you should refer to the indenture for provisions that may be important to you.

General

     The debt securities covered by this prospectus will be our unsecured and unsubordinated obligations. The indenture does not limit the aggregate principal amount of debt securities we can issue. The indenture provides that debt securities may be issued thereunder from time to time in one or more series.

     The prospectus relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  the designation of the debt securities of the series;

  any limit upon the aggregate principal amount of the debt securities of the series and any limitation on our ability to increase the aggregate principal amount of debt securities of that series after initial issuance;

  any date on which the principal of the debt securities of the series is payable (which date may be fixed or extendible);

  the interest rate or rates and the method for calculating the interest rate;

  if other than as provided in the indenture, any place where principal of and interest on debt securities of the series will be payable, where debt securities of the series may be surrendered for exchange, where notices or demands may be served and where notice to holders may be published and any time of payment at any place of payment;

  whether we have a right to redeem debt securities of the series and any terms thereof;

  whether you have a right to require us to redeem, repurchase or repay debt securities of the series and any terms thereof;

  if other than denominations of $1,000 and any integral multiple, the denominations in which debt securities of the series shall be issuable;

  if other than the principal amount, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity;

  if other than U.S. dollars, the currency or currencies in which payment of the principal of and interest on the debt securities of the series will be payable;

  whether the principal and any premium or interest is payable in a currency other than the currency in which the debt securities are denominated;

  whether we have an obligation to pay additional amounts on the debt securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and any right that we may have to redeem those debt securities rather than pay the additional amounts;

  if other than the person acting as trustee, any agent acting with respect to the debt securities of the series;

  any provisions for the defeasance of any debt securities of the series in addition to, in substitution for or in modification of the provisions described in “—Defeasance and Covenant Defeasance”;

  the identity of any depositary for registered global securities of the series other than The Depository Trust Company and any circumstances other than those described in “—Global Securities” in which any person may have the right to obtain debt securities in definitive form in exchange;

  any events of default applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “—Events of Default”;

  any covenants applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “—Covenants”; and

  any other terms of the debt securities of the series.

     The debt securities will be issued in registered form without coupons unless otherwise provided in a supplemental indenture or board resolution. Unless otherwise provided in a prospectus supplement, principal (unless the context otherwise requires, “principal” includes premium, if any) of and any interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at an office or agency designated for the debt securities, provided that, at our option, payment of interest may be made by check to the address of the person entitled thereto as it appears in the security register. Subject to the limitations provided in the indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith.

     Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount. If any debt securities are original issue discount securities, special federal income tax, accounting and other considerations may apply and will be described in the prospectus supplement relating to the debt securities. “Original Issue Discount Security” means any security which provides for an amount less than the principal amount to be due and payable upon acceleration of the maturity due to the occurrence and continuation of an event of default.

Global Securities

     The debt securities of each series will be issued in the form of one or more fully registered global debt securities that are registered in the name of The Depository Trust Company, or its nominee, as depositary, unless another depositary is designated for the debt securities of that series. Unless we state otherwise in a prospectus supplement, debt securities in definitive form will not be issued. Unless and until a global security is exchanged in whole or in part for debt securities in definitive form, it may not be registered for transfer or exchange except as a whole by the depositary for that global security to a nominee of the depositary.

     Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by that global security to the accounts of institutions, the participants, that are entitled to the registered global security that have accounts with the depositary designated by the underwriters or their agents engaging in any distribution of the debt securities. The depositary advises that pursuant to procedures established by it:

  Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.

  Ownership of beneficial interests by participants in a global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depositary or by its nominee.

  Ownership of beneficial interests in a global security by persons that hold through participants will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the participants.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and these laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

     As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or its nominee, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as specified below, owners of beneficial interests in a global security will not:

  be entitled to have their debt securities represented by the global security registered in their names;

  receive or be entitled to receive physical delivery of debt securities in certificated form; or

  be considered the holders for any purposes under the indenture.

     Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which that person holds its interest, in order to exercise any rights of a holder of debt securities under the indenture. The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder of debt securities is entitled to give or take under the indenture.

     We understand that, under existing industry practices, if we request any action of holders of debt securities or any owner of a beneficial interest in a global security desires to give any notice or take any action a holder of debt securities is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give that notice or take that action, and the participants would authorize the beneficial owners owning through them to give the notice or take the action or would otherwise act upon the instructions of the beneficial owners owning through them.

     The depositary or a nominee thereof, as holder of record of a global security, will be entitled to receive payments of principal and interest for payment to beneficial owners in accordance with customary procedures established from time to time by the depositary. The agent for the payment, transfer and exchange of the securities is the trustee, acting through its corporate trust office located in the Borough of Manhattan, The City of New York.

     We expect that the depositary, upon receipt of any payment of principal or interest in respect of a global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, and will be the responsibility of the participants. We, the trustee, our agents and the trustee’s agents shall not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     If we determine that debt securities will no longer be maintained as global securities, or, if at any time an event of default has occurred and is continuing under the indenture, or if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered or in good standing under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive certificated form in exchange for the registered global securities.

     In the event that the book-entry system is discontinued, the following provisions shall apply. The trustee or any successor registrar under the indenture shall keep a register for the debt securities in definitive certificated form at its corporate trust office. Subject to the further conditions contained in the indenture, debt securities in definitive certificated form may be transferred or exchanged for one or more debt securities in different authorized denominations upon surrender of the debt securities at the corporate trust office of the trustee or any successor registrar under the indenture by the registered holders or their duly authorized attorneys. Upon surrender of any debt security to be transferred or exchanged, the trustee or any successor registrar under the indenture shall record the transfer or exchange in the security register and we will issue, and the trustee shall authenticate and deliver, new debt securities in definitive certificated form appropriately registered and in appropriate authorized denominations. The trustee shall be entitled to treat the registered holders of the debt securities in definitive certificated form, as their names appear in the security register as of the appropriate date, as the owners of the debt securities for all purposes under the indenture.

Consolidation, Merger and Sale of Assets

     We have agreed not to consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of our properties and assets as an entirety unless:

  we are the surviving person; or

  the surviving person is a corporation organized and validly existing under the laws of the United States of America or any U.S. State or the District of Columbia and expressly assumes by a supplemental indenture all of our obligations under the debt securities and under the indenture; and

  immediately before and after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and

  certain other conditions are met.

     Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving corporation will succeed to, and be substituted for, and may exercise every right and power that we have under the indenture and under the debt securities.

Events of Default

The following are “events of default” under the indenture with respect to debt securities of any series:

  default in the payment of interest on any debt security when due, which continues for 30 days;

  default in the payment of principal of any debt security when due;

  default in the deposit of any sinking fund payment when due;

  default in the performance of any other obligation contained in the indenture, which default continues for 90 days after we receive written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of that series;

  specified events of bankruptcy, insolvency or reorganization of our company for the benefit of our creditors; or

  any other event of default established for the debt securities of that series.

     If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may require us to repay immediately:

  the entire principal of the debt securities of that series; or

  if the debt securities are original issue discount securities, that portion of the principal as may be described in the applicable prospectus supplement.

     At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under certain circumstances, waive all defaults with respect to that series and rescind and annul the acceleration.

     We are required to furnish to the trustee annually an Officer’s Certificate as to our compliance with all conditions and covenants under the indenture. We must notify the trustee within five days of any default or event of default.

     The indenture provides that the trustee will, within 60 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities notice of all defaults. In certain instances, the trustee may withhold that notice if and so long as a responsible officer in good faith determines that withholding the notice is in the interest of the holders of the debt securities. By “default” we mean any event which is, or after notice or passage of time would be, an event of default.

     The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities, by notice to the trustee, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

     Subject to the further conditions contained in the indenture, the holders of a majority in aggregate principal amount outstanding of the debt securities of any series may waive, on behalf of the holders of all debt securities of that series, any past default or event of default and its consequences except a default or event of default:

  in the payment of the principal of, or interest on, any debt security of that series; or

  in respect of a covenant or provision of such indenture which cannot under the terms of the indenture be amended or modified without the consent of the holder of each outstanding debt security that is adversely affected thereby.

     The applicable prospectus supplement will describe any provisions for events of default applicable to the debt securities of any series in addition to, in substitution for, or in modification of, the provisions described above.

Covenants

     We have agreed to some restrictions on our activities for the benefit of holders of the debt securities. Unless we state otherwise in a prospectus supplement, the restrictive covenants summarized below will apply so long as any of the debt securities are outstanding, unless the covenants are waived or amended. The prospectus supplement may contain different covenants. We have provided the definitions to define the capitalized words used in describing the covenants.

     Definitions

     “Attributable Debt” means, with respect to a lease, the total net amount of rent (discounted at a rate per annum equivalent to the interest rate inherent in such lease, as we determine in good faith, compounded semiannually) required to be paid during the remaining term of such lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

     “Consolidated Net Tangible Assets” means the total amount of our and our Restricted Subsidiaries’ assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding any liabilities constituting funded debt by reason of being renewable or extendible), (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, (iii) investments in and advances to subsidiaries which are not Restricted Subsidiaries, and (iv) minority interests in the equity of Restricted Subsidiaries.

     “Funded Debt” means all indebtedness for borrowed money maturing more than 12 months after the time of computation thereof, guarantees of such indebtedness of others (except guarantees of collection arising in the ordinary course of business), and all obligations in respect of lease rentals which, under generally accepted accounting principles, are shown on a balance sheet as a non-current liability.

     “Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) now owned or hereafter acquired by us or any Restricted Subsidiary and used primarily for manufacturing, processing or warehousing and located in the United States (excluding its territories and possessions, but including Puerto Rico), the gross book value (without deduction of any depreciation reserves) of which is in excess of 2.0% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or portion which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Restricted Subsidiaries as an entirety.

     “Restricted Subsidiary” means any subsidiary that substantially all of the property and operations of which are located in the United States (excluding its territories and possessions, but including Puerto Rico), and which owns or leases a Principal Property, except a subsidiary which is primarily engaged in the business of a finance company.

     “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other subsidiaries, or by us and by one or more other subsidiaries.

     Restrictions on Secured Debt

     If we or any Restricted Subsidiary incurs, issues, assumes or guarantees any debt secured by a mortgage on any Principal Property or on any shares of stock or debt of any Restricted Subsidiary, we will secure, or cause such Restricted Subsidiary to secure, the debt securities (and, if we choose, any other debt of ours or that Restricted Subsidiary which is not subordinate to the debt securities) equally and ratably with (or prior to) such secured debt. However, we may incur secured debt without securing this debt, if the aggregate amount of all such debt so secured, together with all our and our Restricted Subsidiaries’ Attributable Debt in respect of certain sale and leaseback transactions involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and we will exclude from our calculation of secured debt for the purposes of this restriction, debt secured by:

  mortgages existing on properties on the date of the indenture,

  mortgages on properties, shares of stock or debt existing at the time of acquisition (including acquisition through merger or consolidation), purchase money mortgages and construction mortgages,

  mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time that corporation becomes a Restricted Subsidiary,

  mortgages in favor of Federal and State governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute,

  mortgages in favor of us or a Restricted Subsidiary,

  mortgages in connection with the issuance of tax-exempt industrial development bonds,

  mortgages under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposit bonds to secure statutory obligations (or pledges or deposits for similar purposes in the ordinary course of business), or liens imposed by law and certain other liens or other encumbrances, and subject to certain limitations, any extension, renewal or replacement of any mortgage referred to in the foregoing clauses.

     Restrictions on Sale and Leasebacks

     We have agreed that we will not, and we will not permit any of our Restricted Subsidiaries to, enter into any sale and leaseback transaction involving the taking back of a lease, for a period of three or more years, of any Principal Property, the acquisition, completion of construction or commencement of full operation of which has occurred more than 120 days prior thereto, unless:

  the commitment to enter into the sale and leaseback transaction was obtained during that 120-day period;

  we or our Restricted Subsidiaries could create debt secured by a mortgage on the Principal Property as described under “— Restrictions on Secured Debt” above in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities;

  within 120 days after the sale or transfer, we designate an amount to the retirement of Funded Debt, subject to credits for voluntary retirements of Funded Debt, equal to the greater of

(i) the net proceeds of the sale of the Principal Property and

(ii) the fair market value of the Principal Property, or

  we or any Restricted Subsidiary, within a period commencing 180 days prior to and ending 180 days after the sale or transfer, have expended or reasonably expect to expend within such period any monies to acquire or construct any Principal Property or properties in which event we or that Restricted Subsidiary enter into the sale and leaseback transaction, but (unless certain other conditions are met) only to the extent that the Attributable Debt with respect to the sale and leaseback transaction is less than the monies expended or to be expended.

     These restrictions will not apply to any sale and leaseback transactions between us and a Restricted Subsidiary or between a Restricted Subsidiary and another Restricted Subsidiary.

Modification and Waiver

     Under the indenture we and the trustee may enter into one or more supplemental indentures without the consent of the holders of debt securities in order to:

  evidence the succession of another corporation to our company and the assumption of our covenants by that successor,

  provide for a successor trustee with respect to the debt securities of all or any series,

  establish the forms and terms of the debt securities of any series,

  provide for uncertificated or unregistered debt securities, or cure any ambiguity or correct any mistake or to make any change that does not materially adversely affect the legal rights of any holder of the debt securities under the indenture.

     We and the trustee may, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each affected series, amend the indenture and the debt securities of any series for the purpose of adding any provisions to or changing or eliminating any provisions of the indenture or modifying the rights of holders of debt securities under the indenture. However, without the consent of each holder of any debt security affected, we may not amend or modify the indenture to:

  change the stated maturity date of any installment of principal of, or interest on, any debt security,

  reduce the principal amount of, or the rate of interest on, any debt security,

  adversely affect the rights of any debt security holder under any mandatory redemption or repurchase provision,

  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity,

  change the place or currency of payment of principal of, or any premium or interest on, any debt security,

  impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security,

  reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture, reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default,

  waive a default in the payment of principal of, or interest on, any debt security, or change any of our obligations to maintain offices or agencies where the debt securities may be surrendered for payment, registration or transfer and where notices and demands may be served upon us.

Defeasance and Covenant Defeasance

     When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indenture. Unless the terms of the debt securities of any series provide otherwise, we may elect either:

  to defease and be discharged from any and all obligations with respect to debt securities of any series payable within one year, or

    other debt securities of any series upon the conditions described below; or

  to be released from our obligations with respect to covenants described under “—Covenants” above and, if specified in the prospectus supplement, other covenants applicable to the debt securities of any series (“covenant defeasance”), upon (or, with respect to defeasance of debt securities payable later than one year from the date of defeasance, on the 91st day after) the deposit with the trustee, in trust for that purpose, of money and/or U.S. Government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and interest on the debt securities.

     As a condition to defeasance of any debt securities of any series payable later than one year from the time of defeasance, we must deliver to the trustee an opinion of counsel and/or a ruling of the Internal Revenue Service to the effect that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of that defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.

     We may exercise either defeasance option with respect to the debt securities of any series notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities of any series may not be accelerated because of a default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities of any series may not be accelerated by reason of an event of default with respect to the covenants to which the covenant defeasance applies. If acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and U.S. Government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities. In other words, the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. We will, however, remain liable for such payments at the time of the acceleration.

Governing Law

     The indenture and the debt securities are governed by and construed in accordance with the laws of the State of New York.

The Trustee

     We maintain a banking relationship with the trustee. The trustee also acts as trustee under another of our indentures and under a trust agreement to which we are a party.

DESCRIPTION OF WARRANTS

     We may issue warrants to purchase debt securities or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of the general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

     The prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

  any applicable material United States federal income tax consequences;

  the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars or other agents;

  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  whether the warrants are to be sold separately or with other securities as parts of units;

  if applicable, the designation and terms of the debt securities or common stock with which the warrants are issued and the number of warrants issued with each security;

  if applicable, the date from and after which the warrants and the related debt securities or common stock will be separately transferable;

  the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

  the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  information with respect to book-entry procedures, if any;

  any antidilution provisions of the warrants;

  any redemption or call provisions; and

  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

  debt securities or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination as specified in the applicable prospectus supplement;

  currencies; or

  commodities.

     We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. We may be entitled to satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of that purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the prospectus supplement. The prospectus supplement will specify the methods by which the holders may purchase or sell those securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.

     The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner to be described in the prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF UNITS

     As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of common stock or any combination of these securities, or securities of other entities. The prospectus supplement will describe:

  the terms of the units and of the purchase contracts, warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  a description of the terms of any unit agreement governing the units; and

  a description of the provisions for the payment, settlement, transfer or exchange of the units.

VALIDITY OF SECURITIES

     Unless otherwise indicated in the prospectus supplement with respect to any securities, the validity of the securities will be passed upon for us by Jeffrey S. Sherman, our Vice President and General Counsel and for the underwriters by Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004.

EXPERTS

The consolidated financial statements of BD and the related schedule and BD management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2005, both incorporated by reference in BD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and schedule and management's assessment are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

		Amount to Be
		Paid

Registration fee		$(1)
Printing		(2)
Legal fees and expenses (including Blue Sky fees)		(2)
Trustee fees		(2)
Rating Agency fees		(2)
Accounting fees and expenses		(2)
Miscellaneous		(2)

TOTAL	$

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

(2)	The amount of these expenses is not presently known.

Item 15. Indemnification of Directors and Officers

     Article XI of our by-laws provides as follows:

“The Company shall indemnify to the full extent authorized or permitted by the New Jersey Business Corporation Act, any corporate agent (as defined in said Act), or his legal representative, made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a corporate agent of this Company.”

     The New Jersey Business Corporation Act permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met. We maintain agreements providing for the indemnification of each of our officers and directors to the fullest extent authorized or permitted by the New Jersey Business Corporation Act.

     We also maintain policies of insurance under which our directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any civil claim or claims which may be made against any director or officer (as so defined) of the Company by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or act done or alleged to have been done while acting in their respective capacities.

     The proposed forms of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules

     (a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.		Document
1.1	(a)	Form of Underwriting Agreement for debt securities and warrants*

1.1	(b)	Form of Underwriting Agreement for purchase contracts*

1.1	(c)	Form of Underwriting Agreement for units*

1.1	(d)	Form of Underwriting Agreement for common stock*

4.1	Indenture, dated as of March 1, 1997, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), Trustee (incorporated by reference to Exhibit 4(a) to the Company's Form 8-K filed on July 31, 1997)

4.2	Form of Warrant Agreement (including form of Warrant Certificate)*

4.3	Form of Purchase Contract Agreement*

4.4	Form of Unit Agreement*

5.1	Opinion of Jeffrey S. Sherman

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Jeffrey S. Sherman (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25	Statement of Eligibility on Form T-1 of JP Morgan Chase Bank NA, as Trustee

* To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin Lakes, State of New Jersey, on May 15, 2006.

BECTON, DICKINSON AND COMPANY

By:	/s/ Dean J. Paranicas

Name: Dean J. Paranicas
Title: Vice President, Corporate Secretary and Public Policy

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey S. Sherman and John R. Considine, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward J. Ludwig	Principal Executive Officer	May 15, 2006

Edward J. Ludwig
Principal Financial
/s/ John R. Considine	Officer	May 15, 2006

John R. Considine
Controller or Principal
/s/ William A. Tozzi	Accounting Officer	May 15, 2006

William A. Tozzi

/s/ Basil L. Anderson	Director	May 15, 2006

Basil L. Anderson

/s/ Henry P. Becton, Jr.	Director	May 15, 2006

Henry P. Becton, Jr.

/s/ Edward F. Degraan	Director	May 15, 2006

Edward F. Degraan

Signature	Title	Date

/s/ Gary A. Mecklenburg	Director	May 15, 2006

Gary A. Mecklenburg

/s/ James F. Orr	Director	May 15, 2006

James F. Orr

/s/ Willard J. Overlock, Jr.	Director	May 15, 2006

Willard J. Overlock, Jr.

/s/ James E. Perrella	Director	May 15, 2006

James E. Perrella

/s/ Bertram L. Scott	Director	May 15, 2006

Bertram L. Scott

/s/ Alfred Sommer	Director	May 15, 2006

Alfred Sommer

/s/ Margaretha af Ugglas	Director	May 15, 2006

Margaretha af Ugglas

Exhibit No.		Document
1.1	(a)	Form of Underwriting Agreement for debt securities and warrants*

1.1	(b)	Form of Underwriting Agreement for purchase contracts*

1.1	(c)	Form of Underwriting Agreement for units*

1.1	(d)	Form of Underwriting Agreement for common stock*

4.1	Indenture, dated as of March 1, 1997, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), Trustee (incorporated by reference to Exhibit 4(a) to the Company's Form 8-K filed on July 31, 1997)

4.2	Form of Warrant Agreement (including form of Warrant Certificate)*

4.3	Form of Purchase Contract Agreement*

4.4	Form of Unit Agreement*

5.1	Opinion of Jeffrey S. Sherman

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Jeffrey S. Sherman (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25	Statement of Eligibility on Form T-1 of JP Morgan Chase Bank NA, as Trustee

* To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference.